UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary proxy statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive proxy statement

☒	Definitive additional materials

☐	Soliciting material pursuant under Rule 14a-12

GE INSTITUTIONAL FUNDS

(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

N/A

(2)	Aggregate number of securities to which transaction applies:

N/A

(3)	Per share price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

N/A

(4)	Proposed maximum aggregate value of transaction:

N/A

(5)	Total fee paid:

$0

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

N/A

(2)	Form, Schedule or Registration Statement No.:

N/A

(3)	Filing Party:

N/A

(4)	Date Filed:

N/A

GE Institutional Funds

Meeting Date: April 1, 2011

Toll Free Phone #: 1-866-776-7430

Final Solicitation Script

Greeting:

Hello, is Mr./Ms.                          available please?

Hi Mr./Ms.                         , my name is                          and I am calling on behalf of GE Institutional Funds on a recorded line. Recently we sent you proxy materials for the upcoming Special Meeting of Shareholders to be held on April 1, 2011 but have not received your proxy. The Board of Trustees is recommending that you vote in favor of the proposals. Would you like to vote along with the recommendations of the board?

For the record, would you please state your full name and mailing address?

Are you authorized to vote on all shares?

Again, my name is                         , a proxy voting specialist on behalf of GE Institutional Funds. Today’s date is                          and the time is                          (am/pm) Eastern Time.

Mr./Ms.                         , I have recorded your [FAVORABLE / AGAINST / ABSTAIN] vote for all of your GE Institutional Funds accounts and will be sending you a written confirmation for each account. If you wish to make any changes you may contact us by calling 1-866-776-7430, by March 31, 2011. Thank you very much for your participation and have a great day/evening.

If Not Received:

I can resend the materials to you. Can you please verify your mailing address? (Verify entire address, including street name, number, town, state & zip) Do you have an email address where we can send the materials to? (If yes, enter the e-mail address in the notes and read it back phonetically to the shareholder)

Thank you. You should receive these materials shortly and the materials will inform you of the methods available to you to cast your vote. One of them is to call us back at 1-866-776-7430) (for email the only way to vote is to call the number listed in the body of the email, 1-866-776-7430)

If Not Interested:

(use rebuttal) I am sorry for the inconvenience. Please be aware that as a shareholder, your vote is very important. Please fill out and return your proxy card at your earliest convenience. If you would rather not do that, you can always vote via telephone or the internet as outlined in the proxy materials. Thank you again for your time today, and have a wonderful day/evening.

ANSWERING MACHINE MESSAGE:

Hello, my name is                         and I am a proxy voting specialist for GE Institutional Funds. You should have received proxy materials in the mail concerning the Special Meeting of Shareholders to be held on April 1, 2011.

Your participation is very important. To vote over the telephone, call toll-free at 1-866-776-7430 and a proxy voting specialist will assist you with voting your shares. Specialists are available Monday through Friday, 9:30 AM to 9:00 PM and Saturday 10:00 AM to 6:00 PM Eastern Time. You may also vote by mail or the internet. Voting takes just a few moments and will benefit you and the other shareholders.

Thank you for your prompt attention to this matter.

AUTOMATED ANSWERING MACHINE MESSAGE:

Hello, this is the Proxy Service Center calling with an important message on behalf of GE Institutional Funds. You should have received proxy materials in the mail concerning the Special Meeting of Shareholders to be held on April 1, 2011.

Your participation is very important. To vote over the telephone, call toll-free at 1-866-776-7430 and a proxy voting specialist will assist you with voting your shares. Specialists are available Monday through Friday, 9:30 AM to 9:00 PM and Saturday 10:00 AM to 6:00 PM Eastern Time. You may also vote by mail or the internet. Voting takes just a few moments and will benefit you and the other shareholders.

Thank you for your prompt attention to this matter.

INBOUND - CLOSED RECORDING:

“Thank you for calling the Proxy Services Center for GE Institutional Funds. Our offices are now closed. Please call us back during our normal business hours, which are, Monday through Friday, 9:30 AM to 9:00 PM and Saturday 10:00 AM to 6:00 PM Eastern Time. Thank you.”

INBOUND - CALL IN QUEUE MESSAGE:

“Thank you for calling the Proxy Services Center for GE Institutional Funds. Our proxy specialists are currently assisting other shareholders. Your call is important to us. Please continue to hold and your call will be answered in the order in which it was received.”

END OF CAMPAIGN MESSAGE:

“Thank you for calling the Proxy Services Center for GE Institutional Funds. The Special Meeting of Shareholders has been held and as a result, this toll free number is no longer in service for proxy related shareholder calls. If you have questions about your investment in GE Institutional Funds, please contact your Financial Advisor or call GE Institutional Funds at 800-493-3042. Thank you for investing with GE Institutional Funds.”